Exhibit 99.3

RPM DENTAL, INC.

(A Development Stage Company)

Pro-forma Consolidated Balance Sheet

September 30, 2011

(unaudited – prepared by management)

RPM DENTAL, INC.
(A Development Stage Company)
Pro-forma Consolidated Balance Sheet
As at September 30, 2011
(Expressed in US dollars)
(unaudited – prepared by management)

	RPM Dental, Inc. $	Quest Water Solutions Inc. $	Pro-forma Adjustments $		RPM Dental Inc. Pro-forma $

ASSETS

Cash	6,384	87,213	25,500	(b)	782,597
			599,500	(g)
			64,000	(i)

Prepaid expenses and deposits	–	7,602	–		7,602

Total Current Assets	6,384	94,815	689,500		790,199

Property and equipment	–	207,961	–		207,961

Total Assets	6,384	302,776	689,500		998,160

LIABILITIES

Current Liabilities

Accounts payable	–	113,968	–		113,968
Accrued liabilities	–	8,917	–		8,917
Convertible notes payable	–	261,728	(100,000	(a)	64,000
			(200,000	(c)
			38,272	(c)
			64,000	(i)

Loan payable	–	200,000	–		200,000
Due to related parties	–	508,938	(2	(f)	508,936

Total Liabilities	–	1,093,551	(197,730		895,821

STOCKHOLDERS’ EQUITY (DEFICIT)

Common stock	6	2,387	68	(a)	2,568
			13	(b)
			100	(c)
			(4	(d)
			(2	(e)

Additional paid-in capital	80,494	468,937	99,932	(a)	1,406,517
			25,487	(b)
			6,375	(b)
			199,900	(c)
			4	(d)
			6,384	(e)
			(80,498	(e)
			2	(f)
			599,500	(g)

Deficit accumulated during the development stage	(74,116)	(1,262,099)	74,116	(e)	(1,306,746)
			(6,375	(b)
			(38,272	(c)

Total Stockholders’ Equity (Deficit)	6,384	(790,775)	887,230		102,339

Total Liabilities and Stockholders’ Equity (Deficit)	6,384	302,776	689,500		998,160

RPM DENTAL, INC.
(A Development Stage Company)
Notes to the Consolidated Pro-forma Balance Sheet
September 30, 2011
(Expressed in US dollars)
(unaudited – prepared by management)

1.	Basis of Presentation

On December 30, 2011, RPM Dental, Inc. (“RPM” or the “Company”) entered into a share exchange agreement with Quest Water Solutions, Inc. (“Quest Water”), a private corporation formed under the laws of Nevada.

This pro-forma consolidated balance sheet has been derived from the unaudited balance sheet of RPM as at September 30, 2011 and Quest Water as at September 30, 2011, and gives effect to the proposed share exchange agreement. Upon completion of the terms of the share exchange agreement, RPM will have acquired 100% of the issued and outstanding common shares of Quest Water in exchange for 2,568,493 common shares of the Company. The former shareholders of Quest Water will control approximately 61% of the total issued and outstanding common shares of RPM, resulting in a reverse takeover.

The accompanying pro-forma consolidated balance sheet has been prepared as if the agreement had occurred on September 30, 2011 and the adjustments disclosed in Note 3 had occurred on the same date. In the opinion of management, the pro-forma balance sheet includes all the adjustments necessary for fair presentation, inclusive of the effect of the assumptions stated in Note 2.

The pro-forma consolidated balance sheet is not necessarily reflective of the financial position that would have resulted if the events noted herein under the share exchange agreement had occurred on September 30, 2011, but rather reflects the pro-forma presentation of specific transactions currently proposed. Further, this pro-forma consolidated balance sheet is not necessarily indicative of the financial position that may exist in the future. The pro-forma consolidated balance sheet should be read in conjunction with RPM’s and Quest Water’s September 30, 2011 unaudited consolidated financial statements.

2.	Acquisition of Quest Water

On December 30, 2011, the Company entered into a share exchange agreement with Quest Water. Pursuant to the agreement, RPM agreed to acquire all of the issued and outstanding shares of common stock of Quest Water by issuing 2,568,493 shares of it’s common stock. As a result of the share exchange, the former shareholders of Quest Water will control approximately 62.9% of the issued and outstanding common shares of RPM. The acquisition is a reverse takeover and therefore has been accounted for using acquisition method with Quest Water  as the accounting acquirer and continuing entity for accounting and financial reporting purposes, and the Company as the legal parent being the acquireer. As the common stock issued to the Quest Water shareholders on acquisition represents 61% of the Company’s issued and outstanding share capital after the acquisition. The business is in the development stage and there is no active market to reliably determine fair value of the consideration other than the value of the identifiable assets acquired. Therefore the purchase price allocation of the acquisition is based on the fair value of the net assets acquired.

The assets acquired and liabilities assumed are as follows:

$

Cash		6,384

RPM DENTAL, INC.
(A Development Stage Company)
Notes to the Consolidated Pro-forma Balance Sheet
September 30, 2011
(Expressed in US dollars)
(unaudited – prepared by management)

3.      Pro-forma Adjustments

The pro-forma balance sheet gives effect to the following transactions as if they had occurred at September 30, 2011:

(a)	On October 7, 2011, Quest Water issued 683,333 shares of common stock pursuant to the conversion of two convertible notes for a total of $100,000 in loan balances outstanding at September 30, 2011.

(b)
On October 3, 2011, Quest Water received proceeds of $25,500 and issued three separate convertible notes which are non-interest bearing, unsecured, and due on demand. The unpaid amount can be converted at any time at the holder’s option at $0.20 per share of common stock. The intrinsic value of the embedded beneficial conversion feature of $6,375 is recorded as additional paid-in capital and charged to operations.  The Company issues 127,500 shares of common stocks pursuant to the conversion of the notes

(c)
Quest Water issues 1,000,000 shares of common stock pursuant to the conversion of $200,000 in convertible note outstanding at September 30, 2011. An accretion expense of $38,272 is charged to operations upon conversion.

(d)
The Company spins out its subsidiary, RPM Dental Systems, LLC, a limited liability company formed in Kentucky, to its sole officer and director in exchange for 4,000,000 shares of RPM held by him which will  be returned to treasury and cancelled.

(e)
The Company issues 2,568,493 shares of common stock to acquire 25,684,933 (100%) of the issued and outstanding shares of common stock of Quest Water. The Company issued one common share for each ten common shares of Quest Water. As a result of the share exchange, the former shareholders of Quest Water will control approximately 61% of the issued and outstanding common shares of RPM. The acquisition is a reverse takeover and therefore has been accounted for using acquisition method with Quest Water  as the accounting acquirer and continuing entity for accounting and financial reporting purposes, and the Company as the legal parent. Accordingly the net assets acquired ($6,384 – Note 2), net of $2 in share capital, $80,498 in Additional paid in capital and $74,116 in deficit, is eliminated against the additional paid in capital of Quest Water.

(f)
The Company issues 2 shares of Series A Voting Preferred Stock, with a par value of $0.000001 per share, to the President and Vice President of Quest Water. Each share of Series A Preferred Stock of RPM entitles the holder to approximately 35% of the voting power of RPM.

(g)
The Company completes a private placement of 119,900 units at $5 per unit for proceeds of $599,500. Each unit will consist of one share of common stock and one share purchase warrant. Each share purchase warrant is exercisable at $10 per share of common stock for a period of three years.

4.      Other matters not included in pro-forma adjustments

The Pro-forma balance sheet does not reflect the following transactions that are also contemplated in connection with the reverse takeover

(a)
Subsequent to the closing of the acquisition, the Company effects a 1 for 20 forward split of its common stock.  The current pro-forma consolidated balance sheet does not reflect the effect of the potential split.

(b)
Subsequent to September 30, 2011, Quest Water received proceeds of $64,000 and issued convertible notes which are non-interest bearing and  unsecured. The unpaid amount can be converted after the completion of acquisition of Quest Water and the stock split at the holder’s option at $0.25 per share of common stock of the Company.  Since the notes are not convertible until the completion of acquisition of Quest Water, none of the notes are considered as convertible at the closing.

RPM DENTAL, INC.
(A Development Stage Company)
Notes to the Consolidated Pro-forma Balance Sheet
September 30, 2011
(Expressed in US dollars)
(unaudited – prepared by management)

4.      Other matters not included in pro-forma adjustments (continued)

(c)
As at January 3, 2012, pursuant to management services agreements, Quest Water has a total of 4,000,000 options outstanding.  None of the options were considered as exercised at the closing of acquisition of Quest Water.

5.      Pro-forma Common Shares and Additional Paid-in Capital

 Pro-forma common shares and additional paid-in capital as at September 30, 2011 is as follows:

	Number of Common Shares	Par Value $	Additional Paid-in Capital $	Total $

Issued shares and stated capital of RPM as at September 30, 2011	5,525,000	6	80,494	80,500
Shares of RPM returned and cancelled	(4,000,000)	(4)	4	-
Elimination of stockholders equity after acquisition of Quest Water		(2)	(80,498)	(80,500)
	1,525,000	-	-	-

Shares exchanged to shareholders of Quest Water for the acquisition	2,568,493	2,568	800,631	803,199
Two Series A Voting Preferred Stock issued to the President and Vice President of Quest Water	-	-	2	2
Net assets acquired	-	-	6,384	6,384
	2,568,493	2,568	807,017	809,585

Issuance of RPM common shares pursuant to a private placement	119,900	–	599,500	599,500

	4,213,393	2,568	1,406,517	1,409,085